                                                                     EXHIBIT 4.4

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

 January 25,                                                 Warrant to Purchase
     2001                                                         _________
                                                                   Shares


                                  AXS-ONE INC.

             (Incorporated under the laws of the State of Delaware)

                WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES OF

                THE $0.01 PAR VALUE COMMON STOCK OF AXS-ONE INC.

    Warrant Price: $1.875 per share, subject to adjustment as provided below.


      THIS IS TO CERTIFY that, for value received, ___________________________ and his registered assigns (collectively, the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to ____________ shares of the $0.01 par value common stock ("Common Stock") of AXS-One Inc., a Delaware corporation (the "Company"), and to receive certificate(s) for the Common Stock so purchased.

      1. EXERCISE PERIOD AND VESTING. The "Exercise Period" is the period beginning on the date of this Warrant (the "Issuance Date") and ending at 5:00 p.m., Eastern time, on January 24, 2006. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period. The Warrant represented by this Certificate shall vest and become exercisable by the Holder(s) in two separate tranches. Holder's right to purchase ____________ shares of Common Stock hereunder (the "First Tranche") shall vest on February 28, 2001 (the "Initial Vesting Date"). Holder's right to purchase an additional _________ shares of Common Stock hereunder (the "Second Tranche") shall vest on May 31, 2001 (the "Second Vesting Date"). Notwithstanding the foregoing, (a) neither the First Tranche nor the Second Tranche shall vest, and this Warrant shall automatically and immediately terminate and be of no further force and effect, if either the Company or Stonegate Securities, Inc. ("Stonegate") gives written notice to the other party of termination of that certain Agreement, dated as of November 1, 2000, as subsequently amended, between themselves (the "Engagement Agreement") prior to the Initial Vesting Date, and (b) the Second Tranche only shall not vest if either the Company or Stonegate gives written notice to the other party of termination of the Engagement Agreement on or subsequent to the Initial Vesting Date but prior to the Second Vesting Date.

      2. EXERCISE OF WARRANT; CASHLESS EXERCISE. Subject to the vesting provisions of Section 1, this Warrant may be exercised, in whole or in part (in increments of the lesser of (i) 25,000 shares, or (ii) the number of shares for which this Warrant is then exercisable), at any time and from time to time during the Exercise Period; provided, however, that any Cashless Exercise (as defined below) may only be undertaken at least 45 days after the Initial Vesting Date. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the warrant price (the "Warrant Price"), either (a) in cash or by certified check or bank cashier's check, payable to the order of the Company, or (b) by surrendering such number of shares of Common Stock received upon exercise of this Warrant with a current market price equal to the Warrant Price (a "Cashless Exercise"), together with presentation and surrender to the Company of this Warrant Certificate with an executed subscription in substantially the form attached hereto as EXHIBIT A (the "Subscription"). Upon receipt of the foregoing, the Company will deliver to the Holder, as promptly as possible, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Holder or its transferee (as permitted under Section 3 below). With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant, a properly executed Subscription and payment of the Warrant Price is received by the Company (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current market price of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date. In the event this Warrant is exercised in part, the Company shall issue a new Warrant Certificate to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for.

      If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

      X = Y (A-B)
          -------
              A

      Where:
              X  =  the number of shares of Common Stock to be issued to
                    Holder;

              Y  =  the portion of the Warrant (in number of shares of
                    Common Stock) being exercised by Holder (at the date of such calculation);

              A  =  the fair market value of one share of Common Stock on the
                    Exercise Date (as calculated below); and

              B =   Warrant Price (as adjusted to the date of such calculation).

      For purposes of the foregoing calculation, "fair market value of one share of Common Stock on the Exercise Date" shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the average closing price on such exchange for the ten (10) trading days immediately prior to such Exercise Date; (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System (or a similar system then in use), the average last reported sales price for the ten (10) trading days immediately prior to such Exercise Date; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported for the ten (10) trading days immediately prior to such Exercise Date. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the period in question, then the current market price shall be determined as of the latest ten (10) day period prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company. The Company acknowledges and agrees that this Warrant was issued on the Issuance Date.

      3.    TRANSFERABILITY AND EXCHANGE.

            (a) This Warrant and the Common Stock issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel (which opinion shall be reasonably satisfactory to the Company), or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act of 1933, as amended (the "Securities Act"), and any other applicable state securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant (in increments of the lesser of (i) 25,000 shares, or the number of shares for which this Warrant is then exercisable) and, after exercise, such shares of Common Stock shall be transferable from time to time by the Holder upon written notice to the Company. If this Warrant is transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer. The Company may place a legend on this Warrant or any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant (and, with respect to such shares, a related stop order) as to which the Company has not been provided evidence that the transfer of such security would not be in violation of the Securities Act and any other applicable state securities laws. Only a registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon delivery to the Company of the original Warrant and an original Assignment, substantially in the form set forth in EXHIBIT B attached hereto.

            (b) This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

      4. ADJUSTMENTS TO WARRANT PRICE AND NUMBER OF SHARES SUBJECT TO WARRANT. The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4. For the purpose of this Section 4, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company.

            (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock or other securities to the holders of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the Warrant Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Company that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) Except to the extent already covered by (a) above, in case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock on such record date, less the amount of cash so to be distributed (or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

            (c) For the purpose of any computation under any subsection of this
Section 4: (i) the number of shares of Common Stock outstanding at any given time shall exclude shares in the treasury of the Company and shall include, without limitation, shares issuable in respect of script certificates issued in lieu of fractions of shares of Common Stock; and (ii) "current market price" per share of Common Stock on any date shall be: (1) if the principal trading market for such securities is a national or regional securities exchange, the average closing price on such exchange for the ten (10) trading days immediately prior to such date; (2) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System (or a similar system then in use), the average last reported sales price so reported for the ten (10) trading days immediately prior to such date; or (3) if neither (1) nor (2) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported for the ten (10) trading days immediately prior to such date. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest ten (10) day period for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

            (d) Notwithstanding any provision herein to the contrary, no adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that such adjustments shall be made on the date that any portion of this Warrant has been exercised. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

            (e) In the event that at any time, as a result of an adjustment made pursuant to (a) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

            (f) Upon each adjustment of the Warrant Price pursuant to this
Section 4, the number of shares of Common Stock purchasable upon exercise of this Warrant following the effectiveness of such adjustment shall be adjusted to the number of shares of Common Stock obtained by (i) multiplying the number of shares of Common Stock purchasable immediately before such adjustment upon the exercise of a Warrant by the Warrant Price in effect immediately before such adjustment, and (ii) dividing the product so obtained by the Warrant Price in effect immediately after such adjustment of the Warrant Price.

            (g) If the Company merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Stock), or if all or substantially all of the assets or business of the Company are sold or transferred to another corporation, entity, or person, then, as a condition to such consolidation, merger, or sale (a "Transaction"), lawful and adequate provision shall be made whereby the Holder shall have the right from and after the Transaction to receive, upon exercise of this Warrant and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock that would have been issuable if this Warrant had been exercised immediately before the Transaction, such shares of stock, securities, or assets as the Holder would have owned immediately after the Transaction if the Holder had exercised this Warrant immediately before the effective date of the Transaction. The Company shall not effect any Transaction unless prior to or simultaneously with the consummation thereof the successor corporation, entity, or person (if other than the Company) resulting from the Transaction or purchasing assets or the business of the Company in the Transaction shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

            (h) In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 4, as may be necessary to preserve, without dilution, the purchase rights represented by this Warrant.

      5. REGISTRATION RIGHTS. The Holder shall be entitled to the benefits of the registration rights set forth in EXHIBIT C attached hereto.

      6. RESERVATION OF SHARES. The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

      7. NOTICES TO HOLDER. Upon any adjustment of the Warrant Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter cause to be given to the Holder written notice of such adjustment. Such notice shall include the Warrant Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based.

      In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and, to the extent applicable, the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date specified above; provided, however, that the failure to provide any such notice on a timely basis or any defect therein shall not affect the validity of the action or transaction referred to in this Section 7.

      8. NO RIGHTS AS A STOCKHOLDER. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

      9. ADDITIONAL COVENANTS OF THE COMPANY. So long as the Company is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall prior to the issuance of any shares of Common Stock upon exercise of this Warrant, at its expense, promptly obtain and maintain the listing of the shares of Common Stock issuable upon exercise of this Warrant on such regional or national securities exchange or Nasdaq as the other shares of Common Stock are at such time listed. The Company shall so list the Common Stock issuable upon exercise of this Warrant within 45 days of the Initial Vesting Date. The Company shall also comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

      The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, shares of Common Stock issuable from time to time upon exercise of this Warrant, (b) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, and (c) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock.

      10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

      11. NOTICES. Any notice hereunder shall be given by registered or certified mail, or by overnight delivery service if to the Company, at its principal executive office (attention: General Counsel) and, if to the Holder, to its address and representative shown on the books and records of the Company, provided that the Holder may at any time on three (3) days' written notice to the Company designate or substitute another address and/or representative where or to whom notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail, or a written notice, properly addressed with shipment charges prepaid is delivered by overnight delivery service.

      12. SEVERABILITY. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

      13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of choice of laws thereof.

      14. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

      15. ENTIRE AGREEMENT. This Warrant (including the exhibits attached hereto and the Agreement as it relates to Section 1 above) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer, as of the date first set forth above.

                                          AXS-ONE INC.


                                          By: ________________________________
                                          Its:________________________________

                                    EXHIBIT A

                                SUBSCRIPTION FORM


(To be Executed by the Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)

      The undersigned hereby irrevocably subscribes for ___________ shares (the "Stock") of the Common Stock of AXS-One Inc. (the "Company") pursuant to and in accordance with the terms and conditions of the attached Warrant, and hereby makes payment of $______________ therefor by [tendering cash or delivering a certified check or bank cashier's check, payable to the order of the Company] [surrendering ______ shares of Common Stock received upon exercise of the attached Warrant, which shares have a current market price equal to such payment]. The undersigned requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If such number of shares is not all of the shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

      In connection with the issuance of the Stock, the undersigned hereby represents to the Company that the undersigned is acquiring the Stock for the undersigned's own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The undersigned represents and warrants that: (i) it is able to bear the economic risk of losing its entire investment in the Stock, which is not disproportionate to the undersigned's net worth, and that the undersigned has adequate means of providing for its current needs and contingencies without regard to the investment in the Stock; (ii) it has sufficient knowledge and experience in business and financial matters to evaluate the Company and to evaluate the risks and merits of an investment in the Company and that it is an "accredited investor" as defined in Regulation D of the Securities Act; and (iii) has had an opportunity to ask questions of and to receive answers from the officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense relative to the Company and the Stock.

      The undersigned understands that because the Stock has not been registered under the Securities Act, the undersigned must hold such Stock indefinitely unless such Stock is subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. The undersigned shall make no transfer or disposition of the Stock unless (a) such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

      The undersigned agrees that each certificate representing the Stock delivered to the undersigned shall bear substantially the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SHARES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED."

      The undersigned further agrees that the Company may place stop orders on the certificates evidencing the Stock with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon the undersigned furnishing to the Company an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.

Date: ______________________  Signed:___________________________________

Address: _____________________
         _____________________
         _____________________

                                    EXHIBIT B

                                   ASSIGNMENT

     (To be Executed by the Holder to Effect Transfer of the Within Warrant)


For Value Received __________________________ hereby sells, assigns and transfers to _________________________ the attached Warrant and the rights represented hereby to purchase _________ shares of Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _________________________ as attorney to transfer this Warrant on the books of the Company with full power of substitution. If such number of shares is not all of the shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

Dated:________________________            Signed: _____________________________


Please print or typewrite                              Please insert Social
name and address of                                    Security or other Tax
assignee:                                              Identification
                                                       Number of Assignee:

_________________________                              _________________________

_________________________

_________________________

                                          Address of the Undersigned (if
                                          applicable):

                                          ____________________________________

                                          ____________________________________

                                    EXHIBIT C

                  REGISTRATION RIGHTS OF HOLDER AND ITS ASSIGNS


1.    DEFINITIONS

      AFFILIATE: With reference to any designated Person, any Person that has a relationship with such designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other. For this purpose "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise.

      COMMISSION: The Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

      COMMON STOCK: The Company's authorized common stock, par value $.01 per share, as constituted on the date of this Warrant, any stock into which such Common Stock may thereafter be changed and any stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of such Common Stock upon any re-classification thereof.

      COMPANY SECURITIES: Any equity securities proposed to be sold by the Company in the registration statement referred to.

      HOLDER: Collectively, Stonegate Securities, Inc. and its registered assigns of the original Warrant to Purchase 200,000 Shares, dated November 2, 2000.

      PERSON: A corporation, an association, a partnership, a joint venture, a trust, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.

      REGISTRABLE SECURITIES: Common Stock issued or issuable upon exercise of the Warrant and any securities of the Company issued with respect to the Common Stock by way of stock dividend or stock split or in connection with a combination, recapitalization, share exchange, consolidation or other reorganization of the Company. As to any Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act on or the Registrable Securities could be sold pursuant to Rule 144 (or any successor provision) in any 90 day period without being limited in number by the volume limitations of such rule, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

      SELLING EXPENSES: All underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder and, except as provided in Section 4 hereof, all fees and disbursements of counsel for the Holder.

Capitalized terms used in this EXHIBIT C but not otherwise defined herein shall have the meanings ascribed to such terms in the body of the Warrant.

2.    REGISTRATION RIGHTS

      2.1.  REGISTRATION ON REQUEST.

      (a) Except as provided in Section 2.2 below, upon the written request of the Holder requesting that the Company effect pursuant to this Section 2.1 the registration of the Holder's Registrable Securities under the Securities Act (which request shall specify the number of Registrable Securities to be registered, which shall not be less than fifty percent of the then outstanding Registrable Securities), the Company shall, as expeditiously as reasonably possible, use all commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities of the Holder which the Company has been so requested to register.

      (b) The Company shall not be obligated to take any action to effect any registration requested by the Holder pursuant to Section 2.1(a) hereof (i) prior to April 30, 2002, (ii) after November 2, 2002, (iii) after the Company has effected one such registration pursuant to this Section 2.1 and such registration has been declared or ordered effective, or (iv) the Holder has previously rejected the opportunity to participate in a registration with respect to any Registrable Securities pursuant to Sections 2.1(a) or 2.2(a) hereof, the Holder's Registrable Securities would have been included in said registration but for said rejection by the Holder and such registration has been declared or ordered effective.

      (c) Notwithstanding any other provision hereof to the contrary, a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless it has become effective and remains effective for at least 180 days; provided, however, that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal by the Holder, in its sole discretion, to proceed with such registration shall be deemed to have been effected by the Company at the request of the Holder, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court (which is not vacated or satisfied within ten (10) days after it is instituted) for any reason other than a misrepresentation or an omission by the Holder, or (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by the Holder.

      (d) The Company shall not be obligated to effect any registration pursuant to this Section 2.1 within 90 days after the effective date of any underwritten public offering by the Company or of any previous registration withdrawn at the request of the Holders. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a registration pursuant to this Section 2.1 if the financial advisor and/or underwriter to the

Company certifies to the holders of the Registrable Securities that such registration would reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries, taken as a whole, provided that in such event the holders of Registrable Securities initially requesting such Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Registration shall not count as the one permitted registration under this Section 2.1 and the Company shall pay all Registration Expenses in connection with such postponed or withdrawn registration. The Company may delay a demand registration pursuant to this Section 2.1 only once in any twelve-month period.

      2.2.  INCIDENTAL REGISTRATION.

      (a) If the Company at any time proposes to register any of its equity securities, including, without limitation, the Holder's Registrable Securities, whether alone or in combination with other Registrable Securities, under the Securities Act on any form other than Form S-4 or Form S-8 (or any similar or successor form then in effect), whether or not for sale for its own account, and if the registration form proposed to be used may be used for the registration of Registrable Securities, the Company will in each such case give prompt written notice (and in any event at least 10 business days' prior written notice prior to the filing of such registration statement) to the Holder of its intention to do so, such notice to specify the securities to be registered, the proposed numbers and amounts thereof and the date not less than 20 days thereafter by which the Company must receive the Holder's written indication of whether the Holder wishes to include its Registrable Securities in such registration statement and advising the Holder of its rights under this Section 2.2. Upon the written request of the Holder made on or before the date specified in such notice (which request shall specify the number of Registrable Securities intended to be disposed of by the Holder), the Company will, to the extent permitted under Section 7, use all commercially reasonable efforts to cause all such Registrable Securities, which the Holder has so requested the registration thereof, to be registered under the Securities Act (with the securities that the Company at the time proposes to register), to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by the Holder of the Registrable Securities to be so registered.

      (b)   No registration effected pursuant to a request referred to in this
Section 2.2 shall be deemed to have been effected pursuant to Section 2.1.

      (c) Notwithstanding anything to the contrary in this Section 2.2, the Company shall have the right to discontinue any registration under this Section
2.2 at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration under this
Section 2.2 is discontinued; but no such discontinuation shall preclude an immediate or subsequent request for registration pursuant to section 2.1.

      (d) The obligations of the Company under Section 2.2(a) hereof shall terminate if the Holder rejects the opportunity to participate in a registration with respect to any Registrable Securities pursuant to Sections 2.1(a) or 2.2(a) hereof, the Holder's Registrable Securities would have been included in said registration but for said rejection by the Holder and such registration has been declared or ordered effective.

3.    REGISTRATION PROCEDURES

      If and whenever the Company is required by the provisions hereof to use all commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company will, as expeditiously as possible:

      (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become and remain effective for a period of at least 180 days (or such shorter period if all Registrable Securities so registered have been sold); provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of at least 180 days (or such shorter period as shall be necessary to complete the distribution of the securities covered thereby) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

      (c) furnish to counsel for the Holder and each underwriter of the securities being sold by the Holder such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such counsel may reasonably request, in substantially the form in which they are proposed to be filed with the Commission, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holder;

      (d) use all commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder and any underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction;

      (e) use all commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of its Registrable Securities;

      (f) notify the Holder at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Holder and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

      (g) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

      (h) use all commercially reasonable efforts (i) to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange (if such Registrable Securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or
(ii) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers;

      (i) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

      (j) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holder shall reasonably request in order to expedite or facilitate the disposition of its Registrable Securities;

      (k) in the case of a registration instituted pursuant section 2.1, to use all commercially reasonable efforts (if generally requested in a registration of the type being undertaken) to furnish to the Holder an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants, addressed to the Holder, in customary form and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as the Holder shall reasonably request;

      (l) make available for inspection by the Holder and by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors, employees and the independent public accountants who have certified its financial statements to supply all information reasonably requested by the Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

      (m) permit the Holder (i) to review and comment on such registration or comparable statement, (ii) to request the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holder should be included and (iii) to receive such documents and make such requests as the Holder is entitled to under this Section 3;

      (n) at or prior to the effectiveness of the registration statement secure a CUSIP number for all Registrable Securities;

      (o) in the case of an underwritten offering, enable the Registrable Securities to be in such denominations and registered in such names as the underwriters may request at least two business days prior to the sale of the Registrable Securities; and

      (p) notify the Holder of any stop order threatened or issued by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered.

The Holder shall be deemed to have agreed by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (f) above, the Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by said subdivision and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in subdivision (b) above shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (f) above.

      The Holder shall furnish to the Company in writing such information and documents regarding it and the distribution of its securities as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdictions referred to in subdivision (d) above.

      If any such registration or comparable statement refers to the Holder by name or otherwise as the holder of any securities of the Company then in the event that such reference to the Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the Holder shall have the right to require the deletion of the reference to the Holder.

4.    REGISTRATION EXPENSES

      In connection with any registration of Registrable Securities pursuant to
Section 2.1 or 2.2, the Company will, whether or not any such registration shall become effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all expenses (other than Selling Expenses) incident to its performance of or compliance herewith (the "Company Registration Expenses"), including, without limitation, all registration, filing and NASD fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and other Persons retained by the Company, reasonable fees and disbursements of one counsel or firm of counsel retained by the Holder (not to exceed $4,000 for all registrations under this EXHIBIT C) and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts).

5.    INDEMNIFICATION

      (a) The Company will, and hereby does, indemnify, to the extent permitted by law, the Holder and each Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act (collectively, "Holder Indemnified Parties"), from and against all losses, claims, damages, liabilities and expenses, joint or several, to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act and all rules and regulations under each such Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; and in each such case, the Company shall reimburse each such Holder Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the Company shall not be liable to any such Holder Indemnified Party insofar as such losses, claims, damages, liabilities, expenses, actions or proceedings are caused by any untrue statement or alleged untrue statement made in reliance on or in conformity with any information furnished in writing to the Company by or on behalf of the Holder Indemnified Party expressly for use therein, or any omission or alleged omission to state a material fact relating to any information furnished in writing to the Company by or on behalf of the Holder required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      If the offering pursuant to any registration statement provided for hereunder is made through underwriters, no action or failure to act on the part of such underwriters (whether or not any such underwriter is an Affiliate of any Holder Indemnified Party) shall affect the Company's obligations to indemnify the Holder Indemnified Parties pursuant to the preceding paragraph. If the offering pursuant to any registration statement provided for hereunder is made through underwriters, in the Company's sole discretion, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of
Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the Holder Indemnified Parties; provided that the Company shall not be required to indemnify any such underwriter, or any officer or director of such under-writer or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability, expense, action or proceeding for which indemnification is claimed results from such underwriter's failure to send or give a copy of the amended or supplemented final prospectus, at or prior to the written confirmation of the sale of Registrable Securities, to a Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was given notice of the availability of such amended or supplemented final prospectus.

      In connection with any registration statement in which the Holder is participating, the Holder will furnish to the Company in writing such information as shall be reasonably requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, expenses, actions or proceedings resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission is made in reliance on or in conformity with any information so furnished in writing by the Holder expressly for use therein.

      Any Person entitled to indemnification under the provisions of this
Section 5 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for hereunder shall so provide; and (iii) provide such reasonably requested assistance to the indemnifying party, at the indemnifying party's expense. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel (plus one local counsel or firm of counsel) for all parties indemnified by such indemnifying party hereunder in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Party and shall survive the transfer of such securities by such Holder Indemnified Party.

      (b) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall con-tribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by subdivision (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, (x) the Holder shall not be required to contribute any amount in excess of the amount the Holder would have been required to pay to an indemnified party if the indemnity under subdivision (a) of this Section 5 was available, and (y) no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 5 shall be several in proportion to their respective underwriting commitments and not joint.

      (c) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

6.    CERTAIN LIMITATIONS ON REGISTRATION RIGHTS

      In the case of a registration under Section 2.1, if the Holder determines to enter into an underwriting agreement in connection therewith or, in the case of a registration under Section 2.2, if the Company determines to enter into an underwriting agreement in connection therewith, all shares constituting Registrable Securities to be included in such registration shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in such underwriting agreement and completes and/or executes all questionnaires, indemnities, and other reasonable documents which must be executed under the terms of such underwriting agreement.

7.    ALLOCATION OF SECURITIES INCLUDED IN REGISTRATION STATEMENT

      In the case of a registration pursuant to Section 2.2, if the Company's managing underwriter shall advise the Company and the Holder in writing that the inclusion in any registration pursuant hereto of some or all of the Registrable Securities sought to be registered by the Holder creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of Company Securities (or securities of other holders exercising "demand rights") sought to be registered shall be included in such registration, and (ii) next, the number of Registrable Securities and other securities of holders exercising "piggyback rights" shall be included in such registration to the extent permitted by the Company's managing underwriter (if the offering is underwritten) with the number of Registrable Securities and such other securities being registered being on a pro rata basis based on the number of securities Holder and each such other holder desire to have registered; provided, however, that, if the Holder would be required pursuant to the provisions of this Section 7 to reduce the number of Registrable Securities that it may include in such registration, the Holder may withdraw all of its Registrable Securities from such registration.

8.    LIMITATIONS ON SALE OR DISTRIBUTION OF SECURITIES

      If a registration hereunder shall be in connection with an underwritten public offering, the Holder shall be deemed to have agreed by acquisition of its Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities and to use its best efforts not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 10 days before or 90 days after the effective date of such registration statement. In such event, the Holder agrees to sign the customary market stand-off letter with the Company's managing underwriter, and to comply with applicable rules and regulations of the Commission.

9.    RULE 144

      The Company covenants that it will file the reports required to be filed under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities Act), and it will take such further action as the Holder may reasonably request, or to the extent required from time to time to enable the Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (collectively, "Rule 144"). Upon request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

10.   REGISTRATION RIGHTS OF OTHERS

      If the Company shall at any time hereafter provide to the Holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or materially adversely affect any of the rights provided herein to the Holder.

11.   TRANSFER OF REGISTRATION RIGHTS

      If and to the extent that the Holder sells or otherwise disposes of Registrable Securities in any transaction that does not require registration under the Securities Act (other than a transaction exempted under Rule 144), the rights of the Holder hereunder with respect to such Registrable Securities will be assignable to the transferee of such Registrable Securities; provided, however, that such transferee agrees in writing to be bound by all of the terms and conditions of this Exhibit C.